REGISTRATION NO. 333-33690

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

                            ENERGIZER HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                   MISSOURI                               43-1863181
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification  No.)

         800 CHOUTEAU, ST. LOUIS, MO                         63102
  (Address of principal executive offices)                (Zip Code)

                            ENERGIZER HOLDINGS, INC.
                           DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                             Harry L. Strachan, Esq.
                       Vice President and General Counsel
                            ENERGIZER HOLDINGS, INC.
                                  800 Chouteau
                           St. Louis, Missouri  63102
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
              Telephone Number of agent for service: (314) 982-2970

Item  8.     Exhibits.
             --------

     The Energizer Holdings, Inc. Deferred Compensation Plan, as amended September 18, 2000, is hereby filed as Exhibit 4.1.


                                   SIGNATURES

     The  Registrant.  Pursuant  to  the  requirements  of the Securities Act of
     ---------------
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, Missouri, as of the 1st day of December, 2000.

                                        ENERGIZER  HOLDINGS,  INC.



                                        By: /s/ Timothy L. Grosch
                                            Timothy  L.  Grosch
                                            Secretary

                                  EXHIBIT INDEX


     Exhibit
     Number           Description
     ------           -----------

     Exhibit 4.1 Energizer Holdings, Inc. Deferred Compensation Plan, as amended September 18, 2000